Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258100) and Form S-8 (Nos. 333-258684 333-258686 and 333-262992) of Nautilus Biotechnology, Inc. of our report dated February 23, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 23, 2023